Filed pursuant to Rule 424(b)(5)

Registration No. 333-287427

PROSPECTUS SUPPLEMENT No. 1

(to Prospectus dated April 25, 2025)

PARKERVISION, INC.

4,761,905 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying base prospectus, we are offering 4,761,905 shares of our common stock to Lewis H. Titterton, Jr., a member of our Board of Directors, for an aggregate price of $1,000,000, at a purchase price per share equal to the last reported sale price of our common stock on the OTCBQ Venture Market on November 14, 2025.

On November 14, 2025, after the close of trading, we entered into a subscription agreement with Mr. Titterton for the sale of the shares described in this prospectus supplement.

No underwriter, placement agent, broker, finder, or financial intermediary was engaged in connection with this offering, and we paid no underwriting discounts, commissions, or placement fees.

Our common stock is quoted on the OTCQB Venture Market under the ticker symbol “PRKR.” On November 14, 2025, the last reported sale price of our common stock was $0.21.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $24.2 million, based on a last sale price of $0.21 per share of our common stock on November 14, 2025 and 115,010,406 outstanding shares of our common stock held by non-affiliates.  As of the date hereof, excluding the securities offered hereby, none of our securities have been sold pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 4 of the accompanying base prospectus (and the reports referenced therein) for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares was made against payment therefor November 17, 2025.

The date of this prospectus supplement is November 17, 2025.

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (Registration No. 333-287427) we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in the base prospectus in one or more offerings with a maximum aggregate offering price of up to $25,000,000. The base prospectus provides you with a general description of us and the securities we may offer, some of which may not apply to this offering. Each time we sell securities using the base prospectus, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in the base prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus.

This prospectus supplement provides specific details regarding this offering of 4,761,905 shares of our common stock, including the offering price per share. To the extent there is a conflict between the information contained in this prospectus supplement and the base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the base prospectus and the documents we incorporate by reference herein and therein include important information about us and our common stock, and other information you should know before investing. You should read both this prospectus supplement and the base prospectus, together with the additional information in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should not assume the information appearing in this prospectus supplement or the base prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume the information contained in the documents incorporated by reference in this prospectus supplement or the base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since such date.

On November 14, 2025, we entered into a Subscription Agreement with Lewis H. Titterton, Jr. in connection with this offering. The Subscription Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on November 17, 2025 and incorporated by reference into this prospectus supplement. The closing of the offering occurred on November 17, 2025. A Current Report on Form 8-K reporting the completion of the offering was filed with the SEC on that date and is incorporated by reference into this prospectus supplement.

This prospectus supplement describes the final terms of the offering priced on November 14, 2025 and completed on November 17, 2025.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision.  You should read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference before making an investment decision.  Investors should carefully consider the information set forth under the caption "Risk Factors" appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

Unless otherwise indicated, references to “we,” “us,” “our,” “ParkerVision” or the “Company” refer to ParkerVision, Inc.  Additionally, references to the “Board” refer to the board of directors of ParkerVision, Inc.

Our Company

We were incorporated under the laws of the state of Florida on August 22, 1989.  We have designed and developed proprietary radio frequency (“RF”) technologies and integrated circuits based on those technologies and we license our technologies to others for use in wireless communication products.  We have expended significant financial and other resources to research and develop our RF technologies and to obtain patent protection for those technologies in the United States of America (“U.S.”) and certain foreign jurisdictions.  We believe certain patents protecting our proprietary technologies have been broadly infringed by others and therefore the primary focus of our business plan is the enforcement of our intellectual property rights through patent infringement litigation and licensing efforts. We currently have patent enforcement actions ongoing in various U.S. district courts against mobile handset providers and providers of smart televisions and other WiFi products and, in certain cases, their chip suppliers for the infringement of several of our RF patents.  We have made significant investments in developing and protecting our technologies, the returns on which are dependent upon the generation of future revenues for realization.

Our business address is 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207 and our telephone number is (904) 732-6100.  We maintain a website at www.parkervision.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act).  All statements other than statements of historical facts contained in this prospectus supplement and the documents incorporated by reference herein, are forward looking statements. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions, and all other statements that are not statements of historical fact. Words such as “may,” “will,” should,” “estimates,” “plans,” “expects,” “believes,” “intends” and similar expressions may identify forward-looking statements, but the absence of such words does not mean that a statement is not forward-looking.  We cannot guarantee future results, levels of activity, performance or achievements.  Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a discrepancy include those discussed in “Our Company,” “Risk Factors,” and elsewhere in this prospectus and any prospectus supplements and any free writing prospectus. You are cautioned not to place undue reliance on any forward-looking statements.  Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.  For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THE OFFERING

The following summary contains basic terms about this offering and the common stock and is not intended to be complete.  It may not contain all of the information that is important to you.  You should read the more detailed information contained in this prospectus supplement, including, but not limited to, the risk factors beginning on page S-xx and the other risks described in our base prospectus and the annual and quarterly reports incorporated by reference therein.

Issuer	ParkerVision, Inc.
Securities Offered	4,761,905 shares of Common Stock
Offering Price	$0.21 per share (equal to the last reported sale price of our common stock on the OTCQB Venture Market on November 14, 2025)
Investor	Lewis H. Titterton, Jr., a member of our Board of Directors
Common Stock outstanding prior to this offering (1)(2)	121,549,398
Common Stock to be outstanding after this offering	126,311,303
Use of Proceeds	We received net proceeds of $1,000,000 from this offering, before deducting offering expenses. We intend to use the net proceeds we received from this offering for working capital and other general corporate purposes. See "Use of Proceeds" on page S-5.
Risk Factors	See the section entitled "Risk Factors" beginning on page S-4 and the other risks described in the accompanying base prospectus and the annual and quarterly reports referred to herein and therein for a discussion of factors you should consider carefully before deciding to invest in our common stock.
OTCQB Market Symbol for Common Stock	PRKR

(1)  This amount includes:

•  120,394,060 shares of our common stock outstanding as of September 30, 2025;

•  800,000 shares of our common stock issued in October 2025 upon the exercise of nonqualified stock options held by the Investor for proceeds to us of approximately $148,000;

•  225,000 shares of our common stock issued in October 2025 upon vesting of various restricted stock awards under our 2019 equity incentive plan;

•  130,338 shares of our common stock issued in October 2025 as payment of interest-in-kind on outstanding convertible notes.

(2)  This amount excludes:

•  24,678,149 shares of our common stock issuable upon conversion of Convertible Notes dated September 2019 through January 2023.

•  29,014,604 shares of our common stock issuable upon exercise of outstanding options and warrants, including options issued under equity incentive plans

•  695,000 shares of our common stock issuable upon vesting of restricted stock awards under our 2019 equity incentive plan

•  12,867,467 shares of our common stock reserved for issuance and subject to future awards under our 2019 equity incentive plan

•  353,301 shares of our common stock reserved for payment of interest in kind under our Convertible Notes.

As of the date of this prospectus supplement, we have sold $1,000,000 of securities pursuant to General Instructions I.B.6 of Form S-3 during the prior twelve months, representing the offering described in this prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors described below and in the accompanying base prospectus, together with other information in this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein and therein as set forth in our filings with the SEC, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations.  If any of these risks actually occur, our business, financial conditions or results of operations could be seriously harmed.  In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may spend the proceeds in ways with which you may not agree and in ways that may not increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately.  Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use.  The failure by our management to apply these funds effectively could harm our business.  See “Use of Proceeds” on page S-5 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock offered hereby is substantially higher than the net tangible book value per share of our common stock.  As a result, investors purchasing shares of our common stock in this offering will incur immediate dilution of approximately $0.61 per share, after giving effect to the sale of all 4,761,905 shares of our common stock offered hereby at a public offering price of $0.21 per share, and the deduction of the estimated offering expenses payable by us.  See “Dilution” on page S-7 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including the timing of and necessary investment in our patent licensing and enforcement program.  We may need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources for the continuation of our business plan.  There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all.  To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock

Only a limited market exists for our common stock which could lead to price volatility.

Our common stock trades on the OTCQB Venture Market and the trading volume for our common stock has been low.  The limited trading market for our common stock may cause fluctuations in the market value of our common stock to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading market for our common stock.

USE OF PROCEEDS

We received proceeds of $1,000,000 from this offering, before deducting offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including, as needed, litigation fees and expenses.

CAPITALIZATION

The following table sets forth our cash position and capitalization as of September 30, 2025, as follows:

•  on a historical basis,

•  on an unaudited pro forma basis, after giving effect to the sale by us of all 4,761,905 shares of our common stock offered hereby at an offering price of $0.21 per share, and the deduction of estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes thereto, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the other financial information, all as incorporated by reference in this prospectus supplement or the accompanying base prospectus, from our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2024.

(in thousands)	Historical Actual	Pro Forma as Adjusted
Cash	$901	$1,881
Total Assets	1,883	2,863

Contingent Payment Obligations	14,173	14,173
Convertible Notes	3,133	3,133
Total Liabilities	51,720	51,720

Shareholders' (Deficit):
Common stock, $0.01 par value, 225,000 shares authorized, 120,394 shares issued and outstanding on a historical basis as of September 30, 2025	1,204	1,252
Additional paid-in capital	404,540	405,472
Accumulated deficit	(455,581)	(455,581)
Total Shareholders' Deficit	(49,837)	(48,857)

Total Liabilities and Shareholders' Deficit	$1,883	$2,863

The foregoing table does not take into account the issuance of common stock in October 2025 upon exercise and vesting of equity awards and payment of interest-in-kind on our convertible notes as set forth in footnote (1) in "Prospectus Summary - The Offering."  The foregoing table also does not take into account our convertible securities, warrants, stock options, or restricted stock awards as set forth in footnote (2) in "Prospectus Summary - The Offering."

DILUTION

If you invest in our shares, your ownership interest will be diluted to the extent of the differences between the price you paid per share of common stock in this offering and the net tangible book value per share of our common stock after this offering.  Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

Our historical actual net tangible book value as of September 30, 2025 was approximately $(50,562), or approximately $(0.42) per share of our common stock issued and outstanding as of September 30, 2025.

Our unaudited pro forma as adjusted net tangible book is approximately $(49,582), or $(0.40) per share of our common stock after giving further effect to the sale by us of all 4,761,905 shares of our common stock offered hereby at an offering price of $0.21 per share, and the deduction of the estimated offering expenses payable by us.  This represents and immediate increase in net tangible book value of $0.02 per share to existing shareholders and an immediate dilution of $.61 per share to the Investor purchasing shares in this offering.

The following table illustrates the dilution on a per share basis for investors purchasing shares in this offering:

Public offering price per share in this offering		$0.21
Pro forma net tangible book value per share as of September 30, 2025	$(0.42)
Increase in net tangible book value attributable to this offering	$0.02
Pro forma as adjusted net tangible book value per share as of September 30, 2025	$(0.40)

Dilution per share to new investor in this offering		$0.61

The per share calculations above are based on the following number of shares of our common stock issued and outstanding at September 30, 2025: 120,394,060 shares on a historical actual basis, 125,155,965 shares on an unaudited pro forma basis as adjusted, each as described above.

The foregoing table does not take into account the issuance of common stock in October 2025 upon exercise and vesting of equity awards and payment of interest-in-kind on our convertible notes as set forth in footnote (1) in "Prospectus Summary - The Offering."  The foregoing table also does not take into account our convertible securities, warrants, stock options, or restricted stock awards as set forth in footnote (2) in "Prospectus Summary - The Offering."

DESCRIPTION OF COMMON STOCK

Upon consummation of the offering, 126,311,303 shares of common stock will be outstanding. In addition, we have shares of common stock underlying our convertible securities, warrants, stock options, and restricted stock awards, as set forth in footnote (2) in “Prospectus Summary – The Offering.”

We presently are authorized to issue 225,000,000 shares of common stock.

For a more complete description of our common stock, please see “Description of Securities - Common Stock” in the accompanying base prospectus.

PLAN OF DISTRIBUTION

On November 14, 2025, we entered into a subscription agreement (the “Subscription Agreement”) directly with Lewis H. Titterton, Jr. (the “Investor”) pursuant to which we agreed to sell, and the Investor agreed to purchase, 4,761,905 shares of our common stock at a purchase price per share equal to the last reported sale price of our common stock on the OTCQB Venture Market on that date. We received gross proceeds of $1,000,000 from this offering. No underwriters, dealers, or agents were engaged by us for this offering, and we paid no underwriting commissions or placement agent fees.

The Investor is a member of our Board of Directors and is therefore an “affiliate” under the Securities Act. The purchase price per share equaled the last reported sale price of our common stock on the OTCQB Venture Market on November 14, 2025 and did not represent a discount. The offering was approved by the disinterested members of our Board of Directors in accordance with Section 607.0832 of the Florida Business Corporation Act.

The above does not purport to be a complete description of the Subscription Agreement and is qualified in its entirety by reference to the full text of that agreement. A copy of the executed Subscription Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on November 17, 2025, and that report is incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information.”

The offering described in this prospectus supplement was completed on November 17, 2025, and delivery of the shares to the Investor occurred promptly thereafter.

LEGAL MATTERS

The legality of the common stock offered will be passed upon by Graubard Miller, New York, New York. Graubard Miller and its principals own shares of our Common Stock constituting less than 1% of our outstanding shares of Common Stock.

EXPERTS

The consolidated financial statements of ParkerVision, Inc. as of and for the year ended December 31, 2024, have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their report, which appears in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in reliance upon the report given on the authority of such firm as experts in accounting and auditing.  This report on the consolidated financial statements contains an explanatory paragraph regarding ParkerVision, Inc.’s ability to continue as a going concern.

The consolidated financial statements as of and for the year ended December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of MSL, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission.  Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 30549.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities.  The registration statement, including the attached exhibits, contains additional relevant information about us and the securities.  This prospectus supplement does not contain all of the information set forth in the registration statement.  You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address above.

The registration statement and our SEC filings, including the documents referred to below under "Incorporation of Certain Documents by Reference," are also available on our website, www.parkervision.com.  We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the registration statement of which this prospectus is a part (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 24, 2025);
•	Quarterly Report on Form 10-Q for the three months ended March 31, 2025 (filed on May 13, 2025);
•	Quarterly Report on Form 10-Q for the three and six months ended June 30, 2025 (filed on August 12, 2025);
•	Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025 (filed on November 12, 2025);
•

Current Reports on Form 8-K dated January 15, 2025 (filed on January 17, 2025); January 30, 2025 (filed on January 30, 2025); March 24, 2025 (filed on March 24, 2025); April 15, 2025 (filed on April 21, 2025); May 13, 2025 (filed on May 13, 2025); June 10, 2025 (filed on June 16, 2025); August 12, 2025 (filed on August 12, 2025); and September 30, 2025 (filed on October 1, 2025); November 12, 2025 (filed on November 12, 2025); November 14, 2025 (filed on November 17, 2025); and November 17, 2025 (filed on November 17, 2025).

•

Form 8-A effective on November 30, 1993 and Form 8-A effective on November 22, 2005, as amended on November 20, 2015, registering our common stock and our rights to purchase our Series E Preferred Stock, respectively, under Section 12(g) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus.  Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to ParkerVision, Inc., Attention: Investor Relations, 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207, telephone number (904) 732-6100.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.parkervision.com/investor-relations.  Information contained on our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

Filed pursuant to Rule 424(b)(3)

Registration No. 333-287427

PROSPECTUS

PARKERVISION, INC.

$25,000,000

Common Stock

Warrants

We may offer and sell, from time to time, shares of our common stock, par value $0.01 per share ("Common Stock"), warrants, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $25,000,000.

This prospectus describes the general terms of these securities and the general manner in which these securities may be offered.  We will provide you with the specific terms of any offering in one or more supplements to this prospectus.  The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document.  You should read this base prospectus and any prospectus supplement, as well as any documents incorporated by reference into this base prospectus, or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time, or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this base prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this base prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in public primary offerings with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.  As of May 16, 2025 the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $53,786,641 based on 112,055,502 shares of our outstanding Common Stock that were held by non-affiliates on such date and a price of $0.48 per share, which was the last sale price of our Common Stock on the OTCQB Venture Market on May 16, 2025, calculated in accordance with General Instruction I.B.6 of Form S-3. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve-month period that ends on and includes the date hereof.

Our common stock is quoted on the OTCQB Venture Market under the ticker symbol “PRKR.”

On May 16, 2025, the last reported sale price of our Common Stock was $0.48 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the OTCQB Venture Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk.  Before deciding whether to invest in our securities, you should carefully consider the risks that we have described beginning on page 4 of this prospectus under the caption "Risk Factors."  We may include specific risk factors in supplements to this base prospectus under the caption "Risk Factors."  This base prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $xx. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities, we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus, may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We may sell our securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

In this prospectus, unless the context requires otherwise, references to “we,” “us,” “our,” “ParkerVision” or the “Company” refer to ParkerVision, Inc.  Additionally, references to the “Board” refer to the board of directors of ParkerVision, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, are forward looking statements. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions, and all other statements that are not statements of historical fact. Words such as “may,” “will,” should,” “estimates,” “plans,” “expects,” “believes,” “intends” and similar expressions may identify forward-looking statements, but the absence of such words does not mean that a statement is not forward-looking. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include those discussed in “Our Company,” “Risk Factors,” and elsewhere in this prospectus and any prospectus supplements and any free writing prospectus. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part.

Our Company

We were incorporated under the laws of the state of Florida on August 22, 1989. We have designed and developed proprietary radio frequency (“RF”) technologies and integrated circuits based on those technologies and we license our technologies to others for use in wireless communication products. We have expended significant financial and other resources to research and develop our RF technologies and to obtain patent protection for those technologies in the United States of America (“U.S.”) and certain foreign jurisdictions. We believe certain patents protecting our proprietary technologies have been broadly infringed by others and therefore the primary focus of our business plan is the enforcement of our intellectual property rights through patent infringement litigation and licensing efforts. We currently have patent enforcement actions ongoing in various U.S. district courts against mobile handset providers and providers of smart televisions and other WiFi products and, in certain cases, their chip suppliers for the infringement of several of our RF patents. We have made significant investments in developing and protecting our technologies, the returns on which are dependent upon the generation of future revenues for realization.

Our business address is 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207 and our telephone number is (904) 732-6100. We maintain a website at www.parkervision.com.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding “Forward-Looking Statements” included above.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby.  Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including litigation expenses. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

PLAN OF DISTRIBUTION

We may sell any or all of the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from us.  These discounts, concessions, or commissions as to any particular underwriter, broker-dealer, or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market price at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

●

on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

●	the names of any underwriters, dealers, or agents;

●	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

●	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents; and

●	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary only and is qualified by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are included herewith as Exhibits 3.1 through 3.11, respectively.

Common Stock

We are authorized to issue up to 225,000,000 shares of Common Stock, $0.01 par value per share.  As of May 16, 2025, there were 119,519,494 shares of our Common Stock outstanding.  Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors.  Common shareholders have the right to receive dividends when, as, and if declared by the Board from funds legally available therefore.  Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities.

Classified Board; Director Nominations; Special Meetings

Our Board is divided into three classes, with only one class of directors elected at each annual meeting, and our shareholders may remove our directors only for cause. Nominations for our Board may be made by our Board or by any holder of Common Stock. A shareholder entitled to vote for the election of directors may nominate a person for election as director only if the shareholder provides written notice of his nomination to our secretary not later than 120 days in advance of the same day and month that our proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders or, if no annual meeting was held in the previous year, then by the end of the fiscal year to which the annual meeting in which the nomination will be made relates. A special meeting of our shareholders may be called only by our Board or our chief executive officer. These provisions and the Board’s right to issue shares of our preferred stock from time to time, in one or more classes or series without shareholder approval, are intended to enhance the likelihood of continuity and stability in the composition of the policies formulated by our Board. These provisions are also intended to discourage some tactics that may be used in proxy fights.

Description of Warrants

Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the warrant agreement and warrant certificate because those documents, and not the summaries, define your rights as a holder of the warrants.

General

We may issue warrants for the purchase of our Common Stock. Warrants may be issued independently or together with any of our Common Stock offered by a prospectus supplement, and may be attached to or separate from those offered securities. A copy of the form of any such warrant agreement, will be filed with the SEC in connection with the offering of particular warrants.

Terms of Warrants

The prospectus supplement relating to a particular issue of warrants to purchase our Common Stock will describe the terms of those warrants, which may include, without limitation, one or more of the following:

●	the title or designation of the warrants;
●	the aggregate number of the warrants;
●	the price or prices at which the warrants will be issued;
●	the price at which the underlying securities purchasable upon exercise of the warrants may be purchased;
●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;
●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants, including terms, procedures, and limitations relating to the exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of Common Stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase shares of our Common Stock , the holder will not have any rights as a holder of shares of our Common Stock by virtue of ownership of the warrants.

LEGAL MATTERS

The legality of the common stock offered by this prospectus has been passed upon by Graubard Miller, New York, New York. Graubard Miller and its principals own shares of our Common Stock constituting less than 1% of our outstanding shares of Common Stock.

EXPERTS

The consolidated financial statements of ParkerVision, Inc. as of and for the year ended December 31, 2024, have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their report, which appears in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in reliance upon the report given on the authority of such firm as experts in accounting and auditing.  This report on the consolidated financial statements contains an explanatory paragraph regarding ParkerVision, Inc.’s ability to continue as a going concern.

The consolidated financial statements as of and for the year ended December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of MSL, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CHANGES

There have been no material changes in our affairs that have occurred since the end of the latest fiscal period for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 10-Q or Form 8-K filed under the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the registration statement of which this prospectus is a part (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 24, 2025);
•	Quarterly Report on Form 10-Q for the three months ended March 31, 2025 (filed on May 13, 2025);
•	Current Reports on Form 8-K dated January 15, 2025 (filed on January 17, 2025) and January 30, 2025 (filed on January 30, 2025); and
•

Form 8-A effective on November 30, 1993 and Form 8-A effective on November 22, 2005, as amended on November 20, 2015, registering our common stock and our rights to purchase our Series E Preferred Stock, respectively, under Section 12(g) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to ParkerVision, Inc., Attention: Investor Relations, 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207, telephone number (904) 732-6100.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.parkervision.com/investor-relations. Information contained on our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge to the public at the SEC’s website at www.sec.gov. We also maintain a website at www.parkervision.com/investor-relations where you can access our SEC filings free of charge.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.